EXHIBIT 99.1

Eagle Bancorp Announces Third Quarter Earnings and Declares Quarterly Cash Dividend

HELENA, Mont., April 21, 2005 (PRIMEZONE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $445,000, or $0.40 per share ($0.37 per share diluted), for the three months ended March 31, 2005, and declared a cash dividend of $0.18 per share. This represents an increase of 12.4% over the $396,000 earned for the quarter ended March 31, 2004, but a decline of 22.1% from the $571,000 earned in the prior quarter ended December 31, 2004. Earnings for the nine month period ended March 31, 2005 were $1.373 million, or $1.20 per share ($1.14 per share diluted), a decrease of $373,000, or 21.4%, compared to $1.746 million for the nine month period ended March 31, 2004.

Also today, Eagle's Board of Directors declared a quarterly cash dividend of $0.18 per share for the third quarter of Eagle's fiscal year. The dividend is payable May 20, 2005 to shareholders of record at the close of business on May 6, 2005.

The increase in net income of $49,000 for the third quarter was the result of an increase in noninterest income of $51,000, a decrease in noninterest expense of $4,000 and an increase in net interest income of $3,000. Eagle's tax provision was $9,000 higher in the current quarter. Noninterest income increased due to increases in mortgage loan servicing fees and other noninterest income, which more than offset the decline in net gain on sale of loans. Eagle's annualized return on assets was 0.89% and its annualized return on equity was 7.89% for the quarter, compared with 0.77% and 6.41%, respectively, for the same quarter in 2004.

Total interest and dividend income decreased by $122,000 to $2.26 million for the quarter ended March 31, 2005 from $2.38 million for the quarter ended March 31, 2004. This was due to decreases in interest on securities available-for-sale of $94,000 and dividends received on FHLB stock of $11,000. Total interest expense decreased $125,000 to $629,000 for the quarter ended March 31, 2005 from $754,000 for the quarter ended March 31, 2004. The decline in interest expense was primarily due to a reduction in the amount of FHLB advances outstanding. Interest on advances decreased by $112,000 and interest on deposits decreased $13,000.

Earnings for the nine month period ended March 31, 2005 were $1.373 million, or $1.20 per share ($1.14 per share diluted), a decrease of $373,000, or 21.4%, compared to $1.746 million, or $1.48 per share ($1.46 per share diluted) for the nine month period ended March 31, 2004. The decrease in net income for the period was the result of a decrease in noninterest income of $1.042 million, offset by an increase in net interest income of $280,000 and a decrease in noninterest expense of $72,000. Noninterest income decreased due to the decline in net gain on sale of loans and to larger increases in the value of Eagle's servicing rights in the previous year's period. Eagle's tax provision was $317,000 lower in the current period. Eagle's annualized return on assets was 0.91% and its annualized return on equity was 8.04%, compared with 1.14% and 9.57%, respectively, for the same nine-month period in 2004.

Total assets decreased $4.8 million, or 2.4%, to $198.2 million at March 31, 2005 from $203.0 million at June 30, 2004. Investment securities available-for-sale decreased $11.0 million, or 12.4%, to $77.5 million from $88.5 million. Loans receivable increased $6.9 million, or 7.5%, to $99.4 million from $92.5 million. Advances from the Federal Home Loan Bank decreased $3.17 million, to $4.28 million from $7.45 million, while deposits were up slightly. Total stockholders' equity decreased $2.5 million, or 10.4%, to $21.5 million at March 31, 2005 from $24.0 million at June 30, 2004. This was a result of $3.90 million in treasury stock purchased during the period, net income for the period of $1.373 million and a decrease in accumulated other comprehensive loss of $139,000 mainly due to a reduction in net unrealized loss on securities available-for-sale.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 53% of Eagle Bancorp's common stock.

Financial highlights for Eagle Bancorp follow.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
                                   March 31, 2005    June 30, 2004
                                    (Unaudited)        (Audited)
 ASSETS
 Cash and due from banks               2,731,654       3,587,145
 Interest-bearing
  deposits with banks                    114,290         759,621
 Investment securities
  available-for-sale,
  at market value                     77,464,006      88,547,458
 Investment securities
  held-to-maturity,
  at cost                              1,265,004       1,565,692
 Federal Home Loan Bank stock,
  at cost                              1,315,400       1,672,200
 Mortgage loans
  held-for-sale                        1,072,329       1,436,747
 Loans receivable,
  net of deferred loan fee
  and allowance for
  loan losses                         99,409,881      92,456,589
 Accrued interest
  and dividends receivable             1,092,999       1,079,815
 Mortgage servicing
  rights, net                          1,966,728       2,003,258
 Property and
  equipment, net                       6,321,159       6,557,883
 Cash surrender value of
  life insurance                       5,004,296       2,476,842
 Real estate acquired
  in settlement of
  loans, net of
  allowance for losses                         0               0
 Other assets                            433,289         870,001
                                    ------------    ------------

 Total assets                        198,191,035     203,013,251
                                    ============    ============

 LIABILITIES
 Deposit accounts:
  Noninterest bearing                 10,446,639       9,267,458
  Interest bearing                   160,349,425     160,801,422
 Advances from Federal
  Home Loan Bank                       4,276,852       7,450,000
 Accrued expenses
  and other liabilities                1,596,642       1,469,832
                                    ------------    ------------
 Total liabilities                   176,669,558     178,988,712

 EQUITY
 Preferred stock (no par value,
  1,000,000 shares authorized,
  none issued or outstanding)
 Common stock (par value $0.01
  per share; 9,000,000 shares
  authorized; 1,223,572 shares
  issued; 1,103,972 and 1,212,372
  shares outstanding at March 31,
  2005 and June 30, 2004,
  respectively)                           12,236          12,236
 Additional paid-in
  capital                              4,161,278       4,072,947
 Unallocated common stock
  held by employee stock
  ownership plan
  ("ESOP")                              (174,848)       (202,448)
 Treasury stock, at cost
  (119,600 and 11,200
  shares at March 31, 2005
  and June 30, 2004,
  respectively)                       (4,047,890)       (198,665)
 Retained earnings                    22,341,619      21,250,088
 Accumulated other
  comprehensive
  (loss) income                         (770,918)       (909,619)
                                    ------------    ------------
 Total equity                         21,521,477      24,024,539

 Total liabilities
  and equity                         198,191,035     203,013,251
                                    ============    ============

                     EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income

                          Three Months Ended      Nine Months Ended
                              March 31,               March 31,
                             (unaudited)             (unaudited)
                        ----------------------  ----------------------
                           2005        2004        2005        2004
                        ----------  ----------  ----------  ----------
 Interest and
 Dividend Income:
 Interest and
  fees on loans          1,526,271   1,535,153   4,497,917   4,821,029
 Interest on
  deposits with banks        4,420       7,612      29,158      37,039
 FHLB Stock
  dividends                  6,250      17,206      27,215      61,053
 Securities
  available-for-sale       708,456     802,101   2,137,339   2,068,928
 Securities
  held-to-maturity          15,640      21,567      49,953      71,173
                        ----------  ----------  ----------  ----------
 Total interest
  and dividend
  income                 2,261,037   2,383,639   6,741,582   7,059,222
                        ----------  ----------  ----------  ----------

 Interest Expense:
  Deposits                 597,321     610,833   1,763,711   2,052,755
  FHLB Advances             31,423     142,979     124,580     433,473
                        ----------  ----------  ----------  ----------
 Total interest
  expense                  628,744     753,812   1,888,291   2,486,228
                        ----------  ----------  ----------  ----------

 Net Interest Income     1,632,293   1,629,827   4,853,291   4,572,994
 Loan loss provision             0           0           0           0
                        ----------  ----------  ----------  ----------
 Net interest income
  after loan loss
  provision              1,632,293   1,629,827   4,853,291   4,572,994
                        ----------  ----------  ----------  ----------

 Noninterest income:
 Net gain on
  sale of loans            119,210     195,440     344,286   1,001,983
 Demand deposit
  service charges          126,733     149,460     410,649     475,596
 Mortgage loan
  servicing fees           157,784      46,883     493,499     880,015
 Net gain (loss)
  on sale of
  available-for-sale
  securities                  (372)     11,070       9,399      12,372
 Other                     144,579      94,132     344,858     274,404
                        ----------  ----------  ----------  ----------
    Total non-
     interest
     income                547,934     496,985   1,602,691   2,644,370
                        ----------  ----------  ----------  ----------
 Noninterest expense:
 Salaries
  and employee
  benefits                 868,151     823,683   2,484,386   2,360,528
 Occupancy expenses        130,093     132,299     378,210     364,926
 Furniture and
  equipment
  depreciation              76,959      58,960     234,869     180,797
 In-house
  computer expense          67,916      63,339     195,468     179,391
 Advertising
  expense                   44,114      32,716     131,130     106,943
 Amortization of
  mtg servicing
  fees                      87,103     118,753     276,229     506,561
 Federal
  insurance
  premiums                   6,138       6,607      18,471      19,401
 Postage                    28,072      33,926      76,327      93,325
 Legal, accounting,
  and examination
  fees                      36,375      45,425     119,953     117,368
 Consulting fees            14,750       1,200      37,414      12,540
 ATM processing             12,260      12,287      35,742      38,984
 Other                     187,324     234,417     628,314     707,331
                        ----------  ----------  ----------  ----------
    Total non-
     interest
     expense             1,559,255   1,563,612   4,616,513   4,688,095
                        ----------  ----------  ----------  ----------
 Income before
  provision for
  income taxes             620,972     563,200   1,839,469   2,529,269
                        ----------  ----------  ----------  ----------
 Provision for
  income taxes             176,396     167,041     466,556     783,555
                        ----------  ----------  ----------  ----------
 Net income                444,576     396,159   1,372,913   1,745,714
                        ==========  ==========  ==========  ==========
 Earnings per
  share                       0.40        0.33        1.20        1.48
                        ==========  ==========  ==========  ==========
 Diluted earnings
  per share                   0.37        0.33        1.14        1.46
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding
  (basic eps)            1,106,049   1,186,202   1,141,231   1,182,624
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding
  (diluted eps)          1,200,962   1,196,362   1,199,811   1,195,210
                        ==========  ==========  ==========  ==========

CONTACT:  Eagle Bancorp
          Larry A. Dreyer, President and Chief Executive Officer
          (406) 457-4012

          Peter J. Johnson, Senior Vice President and Treasurer
          (406) 457-4006